EXHIBIT 10.14


                            AGREEMENT REGARDING POST-
                        EMPLOYMENT RESTRICTIVE COVENANTS


         THIS AGREEMENT made effective as of April 27, 1999, by and between CoVest Bancshares, Inc. (the "Company"), CoVest Banc, National Association (the "Bank") and PAUL A. LARSEN] ("Executive").

                                   WITNESSETH:

         WHEREAS, Company and its affiliates are engaged in depository, lending and other financial services businesses (the "Business");

         WHEREAS, Executive has expertise, experience and capability in the Business;

         WHEREAS, the Company and Bank have invested significant amounts in the development of there Business;

         WHEREAS, Executive will serve as Executive Vice President and Chief Financial Officer of the Company and the Bank pursuant to an employment agreement of even date herewith (the "Employment Agreement"), which, among other things, contains Executive's agreement to enter into this Agreement regarding confidentiality and post-employment restrictive covenants for the Company, the Bank, and/or their subsidiaries (the Company, the Bank and/or subsidiaries hereinafter "Company or its affiliates") in return for the compensation set forth therein; and

         WHEREAS, Executive is willing to provide such agreements to the Company and the Bank.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which consideration is mutually acknowledged by the parties, it is hereby agreed as follows:

1.   RECITALS.

The recitals hereinbefore set forth constitute an integral part of this Agreement, evidencing the intent of the parties in executing this Agreement, and describing the circumstances surrounding its execution. Said recitals are by express reference made a part of the covenants hereof, and this Agreement shall be construed in light thereof.

2.   CONFIDENTIAL INFORMATION.

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Executive acknowledges that during the course of his employment he will learn or develop Confidential Information (as that term is defined in this Section 2). Executive further acknowledges that unauthorized disclosure or use of Confidential Information, other than in discharge of Executive's duties, will cause the Company or its affiliates irreparable harm. Executive further agrees to pay reasonable attorney fees and costs of litigation incurred by the Company or its affiliates in any proceeding relating to the enforcement of the Agreement or to any alleged breach thereof in which the Company or its affiliates prevail in full as determined by a final order entered in such action. In the event of a breach or a violation by Executive of any of the covenants and provisions of this Agreement, the running of the Non-Compete Period (but not of Executive's obligation thereunder), shall be tolled during the period of the continuance of any actual breach or violation.

For purposes of this Section, Confidential Information means trade secrets (such as proprietary technical and non-technical data, a program, method, technique, process) and other confidential information concerning the products, processes, services, or customers of the Company or its affiliates, including but not limited to: computer programs; marketing, or organizational research and development; business plans; revenue forecasts; personnel information, including the identity of other employees of the Company or its affiliates, their responsibilities, competence, abilities, and compensation; pricing and financial information; current and prospective customer lists and information on customers or their employees; information concerning planned or pending acquisitions or divestitures; and information concerning purchases of major equipment or property, which information: (a) has not been made generally available to the public; and (b) is useful or of value to the current or anticipated business, or research or development activities of the Company or its affiliates; or (c) has been identified to Executive as confidential by the Company or its affiliates, either orally or in writing during his employment.

Except in the course of his employment and in the pursuit of the business of the Company or its affiliates, Executive shall not, during the course of his employment, or following termination of his employment for any reason, directly or indirectly, disclose, publish, communicate or use on his behalf or another's behalf, any Confidential Information, proprietary information or other data of the Company or its affiliates.

Executive acknowledges that as to certain aspects of its business, the Company and its affiliates operate and compete throughout Cook County, Illinois and adjacent counties and that the Company or its affiliates will be harmed by unauthorized disclosure or use of Confidential Information regardless of where such disclosure or use occurs, and that therefore this confidentiality agreement is not limited to any single state or other jurisdiction.


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3.   NON-COMPETITION.

During the term of his employment and for the period ending upon the later of
(a) twelve (12) months after the date Executive's employment with the Company and its affiliates terminates, or (b) the date the Executive receives the final payment of any severance payments under the Employment Agreement (the "Non-Compete Period"), the Executive shall not, in the Territory (except in his capacity as an officer or director of the Company or its affiliate), (a) engage or participate in the business of an institution insured by the Federal Deposit Insurance Corporation or the National Credit Union Administration (an "Insured Institution"), (b) engage or participate in, be employed by or render services to any Insured Institution or any affiliate thereof engaged in lending activities, or (c) directly or indirectly become interested in any Insured Institution or any affiliate thereof engaged in lending activities referred to in clause (b) above in any capacity, including without limitation, as an individual, partner, shareholder, lender, officer, director, principal, agent or trustee; provided, however, that the Executive may own, directly or indirectly, solely as an investment, securities of any Insured Institution or affiliate thereof if Executive is not a controlling person of such entity, or a member of a group which controls such entity and Executive does not own more than 5% of any class of equity securities of such entity.

"Territory" for purposes hereof shall mean those communities in which the Company or any of its affiliates has an office or branch, or has filed an application for regulatory approval to establish an office or branch (whether de novo or by acquisition), together with those communities which are within a 25 mile radius of any such financial institutions or branches. The "Territory" shall become fixed as of the earlier date of (1) the date the Executive's employment terminates, or (2) the date immediately preceding the date of a Change in Control (as defined in the Employment Agreement), and shall not be expanded as a result of any additional communities in which the Company or any of its affiliates may thereafter establish a financial institution or branch.

4.   INDUCEMENT OF OTHER EMPLOYEES.

During the Non-Compete Period, Executive will not directly or indirectly solicit, induce or encourage any person who, as of the date immediately preceding the date of the termination of Executive's employment, is an employee of the Company or any of its affiliates to terminate his or her relationship with the Company or its affiliates.

5.   RETURN OF THE COMPANY'S PROPERTY.

All notes, reports, plans, published memoranda or other documents created, developed, generated or held by Executive during employment, concerning or related to the Company's or its affiliates' business, and whether containing or relating to Confidential Information or not, are the property of the Company or its affiliates and will be promptly delivered to the Company or its affiliates upon termination of Executive's employment for any reason whatsoever.

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6.   REMEDIES.

Executive acknowledges that the restraints and agreements herein provided are fair and reasonable, that enforcement of the provisions of Sections 2, 3, 4 and 5 will not cause him undue hardship and that said provisions are reasonably necessary and commensurate with the need to protect the Company or its affiliates and its legitimate and proprietary business interests and property from irreparable harm.

Executive acknowledges that failure to comply with the terms of this Agreement will cause irreparable damage to the Company or its affiliates. Therefore, Executive agrees that, in addition to any other remedies at law or in equity available to the Company or its affiliates for Executive's breach or threatened breach of this Agreement, the Company or its affiliates is entitled to (a) the repayment by Executive of any severance benefits paid or provided to Executive under the Employment Agreement and (b) specific performance or injunctive relief, without bond, against Executive to prevent such damage or breach, and the existence of any claim or cause of action Executive may have against the Company will not constitute a defense thereto. Executive further agrees to pay reasonable attorney fees and costs of litigation incurred by the Company or its affiliates in any proceeding relating to the enforcement of the Agreement or to any alleged breach thereof in which the Company or its affiliates prevail in full as determined by a final order entered in such action.

In the event of a breach or a violation by Executive of any of the covenants and provisions of this Agreement, the running of the Non-Compete Period (but not of Executive's obligation thereunder), shall be tolled during the period of the continuance of any actual breach or violation.


7.   ENTIRE UNDERSTANDING.

This Agreement constitutes the entire understanding between the parties relating to Executive's restrictions on Executive's post-employment services and supersedes and cancels all prior written and oral understandings and agreements with respect to such matters.

8.   BINDING EFFECT.

This Agreement shall be binding upon and inure to the benefit of the Company and its successors and Executive and his successors and assigns. The Company shall each require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, expressly and unconditionally to assume and agree to perform the Company's obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

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9.   PARTIAL INVALIDITY.

The various provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations. Should any provision of this Agreement be determined to be void and unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other provision or part thereof, and such provision or part thereof shall be deemed modified to the extent required to permit enforcement. Without limiting the generality of the foregoing, if the scope of any provision contained in this Agreement is too broad to permit enforcement to its full extent, but may be made enforceable by limitations thereon, such provision shall be enforced to the maximum extent permitted by law, and Executive hereby agrees that such scope may be judicially modified accordingly.

10.  STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the Company and Executive to express their mutual intent and no rule of strict construction shall be applied against any person.

11.  WAIVER.

The waiver of any party hereto of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach.

12.  NOTICES.

Any notice or other communication required or permitted to be given hereunder shall be determined to have been duly given to any party (a) upon delivery to the address of such party specified on the signature page hereof if delivered personally or by courier; (b) upon dispatch if transmitted by telecopy or other means of facsimile, provided a copy thereof is also sent by regular mail or courier; or (c) within forty-eight (48) hours after deposit thereof in the U.S. mail, postage prepaid, for delivery as certified mail, return receipt requested, addressed, in any case to the party at the address(es) or telecopy numbers set forth on the signature page hereof or to such other address(es) or telecopy number(s) as any party may designate by written notice in the aforesaid manner.

13.  GOVERNING LAW.

This Agreement shall be governed by, and interpreted, construed and enforced in accordance with, the laws of the State of Illinois.

14.  GENDER AND NUMBER.

Wherever from the context it appears appropriate, each term stated in either the singular of plural shall include the singular and the plural, and the pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine or neuter.

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15.  HEADINGS.

The headings of the Sections of this Agreement are for reference purposes only and do not define or limit, and shall not be used to interpret or construe the contents of this Agreement.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed at Des Plaines, Illinois, on the date above set forth.

                             COVEST BANCSHARES, INC.
                             By:
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                             Its: President and Chief Executive Officer


                             COVEST BANC, NATIONAL ASSOCIATION
                             By:
                                -----------------------------------------------
                             Its: President and Chief Executive Officer

                             Address: 749 Lee Street Des Plaines, Illinois 60016 Telecopy No.: (847) 294-0635



                             EXECUTIVE

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                             Address:
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                             Telecopy No.:
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